Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Proxy Statement on Amendment No. 3 to Form F-4 of our report dated March 30, 2022, relating to the financial statements of Oaktree Acquisition Corp. II, which is contained in that Proxy Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 3, 2022